Exhibit 10.2

LOCK-UP AGREEMENT

April 19, 2026

Maxim Group LLC,

acting as Representative (as defined below) to the several Underwriters (as defined below):

Re:	Underwriting Agreement, dated April 19, 2026 (the “Underwriting Agreement”), by and among SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”), Maxim Group LLC, acting as representative (“Representative”) of the several underwriters listed in Schedule 1 to the Underwriting Agreement (the “Underwriters”), and Yoshiyuki Aikawa (the “Selling Stockholder”)

Ladies and Gentlemen:

The undersigned irrevocably agrees with the Representative that, from the date hereof until ninety (90) days following the later to occur of the Closing Date or the Additional Closing Date (each as defined in the Underwriting Agreement) (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge, grant any option, right, or warrant to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, with respect to, any common shares of the Company or securities convertible, exchangeable or exercisable into, common shares of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”), or publicly disclose the intention to do any of the foregoing.

Notwithstanding anything herein to the contrary, if (1) the closing of the offering (the “Offering”) of the common shares of the Company by the Selling Stockholder as contemplated under the Underwriting Agreement (the “Shares”) has not occurred prior to April 30, 2026, (2) the Company notifies the Representative in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the offering of the Shares, or (3) the Underwriting Agreement (other than any provision thereof which is expressed to survive termination) shall terminate, this letter agreement shall be of no further force or effect and the undersigned shall be released from all restrictions hereunder.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities (and make any public announcements, disclosures or filings in connection therewith) without the prior written consent of the Representative in respect of any of the below (provided that, in the cases of clauses (i) through (vi) and clause (xii) below, the Company receives a signed lock-up letter agreement (substantially in the form of this letter agreement) from each donee, trustee, distributee, or transferee, as the case may be, at or prior to such transfer, which shall apply until the end of the Restriction Period):

(i)	as a bona fide gift or gifts;

(ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

(iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or shareholders of the undersigned;

(v)	if the undersigned is a trust, to the beneficiary of such trust;

(vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(vii)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(viii)

pursuant to acquisitions, or commercial or strategic or other transactions, provided that such Securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that would permit registered resales of such Securities during the Restriction Period;

(ix)	in connection with a Change of Control (as defined below) of the Company that has been approved by the board of directors of the Company and made to all holders of common shares; provided that in the event that the Change of Control transaction is not completed, the common shares or securities convertible into or exercisable or exchangeable for common shares held by the undersigned shall remain subject to the provisions of this letter agreement (for purposes of this clause (xii), “Change of Control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or the Selling Stockholder becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least a majority of the total voting power of the voting stock of the Company (or the surviving entity));

(x)	in connection with the Offering;

(xi)

in connection with the creation of any charge, lien, mortgage, pledge or other security interest or posting as collateral any of the shares of common shares in connection with a bona fide loan transaction; provided that (A) prior to entering into the collateral agreement or similar agreement in connection with the loan transaction, each pledgee shall execute and deliver to the Representative a lock-up agreement in substantially the form of this Lock-Up Agreement to take effect in the event that the pledgee takes possession of the undersigned’s common shares as a result of a foreclosure, margin call or similar disposition, (b) no filing by any party under the Exchange Act shall be made voluntarily in connection with such transaction or any future transfer as a result of a foreclosure, margin call or similar disposition (other than a filing on a Form 5 made after the expiration of the Restriction Period ), (c) any required filing under the Exchange Act shall clearly indicate in the footnotes therein that the common shares transferred in connection with such transfer will remain subject to this lock-up agreement and (d) the number of common shares pledged or otherwise encumbered pursuant to this clause (xv) shall not exceed 10% of the total number of shares of common shares held by the undersigned;

(xii)	transfers to the undersigned’s affiliates, or to any investment fund or other entity that controls or manages, directly or indirectly, or is controlled or managed by, or is under common control or management with, the undersigned;

(xiii)	to cover the payment of the exercise prices or the payment of taxes associated with the exercise or vesting of equity awards that were issued under any equity compensation plan of the Company; provided that (x) any such transfer is pursuant to a “sell to cover” transaction with the Company or its designee only and not on the open market, and (y) any shares received upon such exercise or vesting that are not sold to cover exercise prices or taxes remain subject to the restrictions set forth herein;

(xiv)	pursuant to or in connection with arrangements with consultants and/or doctors providing services to medical corporations that have entered into contractual and service arrangements with the Company and/or its subsidiaries, which arrangements are entered into for the purpose of providing equity-based incentive compensation that vest over time with an initial vesting date outside of the Restriction Period; or

(xv)	in connection with the repurchase by the Company from the undersigned of shares of common stock pursuant the Company’s share repurchase program, which shall be permitted during the Restriction Period only with the consent of the Representative (which consent shall not be unreasonably withheld).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities without the prior written consent of the Representative, provided that (A) the Company receives a signed lock-up letter agreement (in a form satisfactory to the Representative) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, at least two (2) business days prior to such transfer, (B) such transfer shall not involve a disposition for value, (C) no filing under Section 16(a) of the Exchange Act, or other public filing, report, or announcement reporting a reduction in beneficial ownership of the Securities, shall be required or shall be voluntarily made during the Restriction Period in connection with such transfer (other than a filing on Form 5 made after the expiration of the Restriction Period), and (D) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer.

This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Representative and the undersigned. Notwithstanding the foregoing, if a director and/or an officer of the Company enters into a lock-up agreement with respect to the securities of the Company with any terms that are more favorable, from the perspective of the undersigned, than the terms of this agreement, then the Company shall provide equivalent rights to the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and each Underwriter and that no issuance or sale of the Securities is created or intended by virtue of this letter agreement.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to each Underwriter to perform under the Underwriting Agreement and that each Underwriter (which shall be a third party beneficiary of this letter agreement) shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents and warrants that: (a) this letter agreement has been duly executed, and delivered by the undersigned and constitutes the legal, valid, and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms; (b) the execution, delivery, and performance of this letter agreement by the undersigned does not and will not conflict with, violate, or result in a breach of any agreement, instrument, order, judgment, decree, law, or regulation to which the undersigned is a party or by which the undersigned or the Securities are bound; (c) no consent, approval, authorization, or other order of any court, regulatory body, administrative agency, or other governmental body is required for the execution, delivery, or performance of this letter agreement by the undersigned; (d) the undersigned has received adequate consideration for entering into this letter agreement and will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement; and (e) the undersigned has not taken any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Underwriters. This letter agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person.

*** SIGNATURE PAGE FOLLOWS***

This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

/s/ Yoshiyuki Aikawa
Signature

Yoshiyuki Aikawa
Print Name

Director, Chairman and Chief Executive Officer
Position in Company (if a director or officer of the Company)

Address for Notice:

200 Spectrum Center Drive Ste 300
Irvine CA 92618